EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY






         Company                   Percent Owned         State of Incorporation
--------------------------         -------------         ----------------------

       Liberty Bank                     100%                  Federal
             |
Axia Financial Corporation              100%                  New Jersey
Axia Financial Services                 100%                  New Jersey